EXHIBIT 21

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                                  SUBSIDIARIES

Webster Bank, a federally chartered savings bank, is a direct subsidiary of Webster. Webster also owns all of the common securities of Webster Capital Trust I and Webster Capital Trust II, which are Delaware business trusts, all of the common stock of Damman Associates, Inc., a Connecticut corporation and Webster D&P Holdings, Inc. Webster Capital Trust III is also a subsidiary of Webster, however, this Delaware business trust is inactive and uncapitalized. Webster D&P Holdings, Inc. owns a 65% interest in Duff & Phelps, LLC. Webster Bank has seven wholly-owned subsidiaries: Webster Trust Company, N.A., FCB Properties, Inc., Webster Investment Services, Inc., Center Capital Corporation, MyWebster, Inc., Webster Mortgage Investment Corporation and Access National Mortgage, Inc. Webster Bank also directly owns all of the outstanding common stock of Webster Preferred Capital Corporation, a publicly traded real estate investment trust. Access National Mortgage, Inc. holds 100% of the equity interests of Nowlending, LLC. Damman Associates, Inc. has one subsidiary, LLIA, Inc., which has one subsidiary, the Louis Levine Agency, Inc. The Louis Levine Agency has one subsidiary, Retirement Planning Associates, Inc.


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                                                    WEBSTER SUBSIDIARIES

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                                                                                          NAMES UNDER WHICH
                                                    JURISDICTION OF                        THE SUBSIDIARY
               NAME OF SUBSIDIARY                    ORGANIZATION                           DOES BUSINESS
     --------------------------------------------------------------------------------------------------------------------
     Webster Bank                             United States                          same
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     Webster Capital Trust I                  Delaware                               same
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     Webster Capital Trust II                 Delaware                               same
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     Webster Capital Trust III                Delaware                               same
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     Webster D&P Holdings, Inc.               Delaware                               Duff & Phelps
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     Damman Associates, Inc.                  Connecticut                            Damman Insurance Associates; Webster
                                                                                     Insurance
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